Final Version

LORAL SPACE & COMMUNICATIONS INC.
2005 STOCK INCENTIVE PLAN
(Amended and Restated as of April 16, 2007)

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding Eligible Persons, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes the award of stock-based incentives to Participants to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee which administers the Plan.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

(b) “Award” means any award of an Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, or Other Stock-Based Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” with respect to any Participant (A) shall have the meaning set forth in the current effective employment or consulting agreement between the Company or an Affiliate, as applicable, and the Participant or (B) in the event that there is no such employment or consulting agreement or if there is no such definition in any such employment or consulting agreement, shall mean, (i) the Participant shall have been after the Effective Date convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any other crime that would have constituted a felony under the laws of the State of New York; (ii) the Participant shall have been indicted for any felony or any other crime that would have constituted a felony under the laws of the State of New York in connection with or arising from the Participant’s employment with the Company; (iii) the Participant shall have breached any material provision of any noncompetition, nonsolicitation or confidentiality agreement with the Company or any Affiliate; (iv) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, or breach of fiduciary duty against the Company or any Affiliate, in each case of a material nature; (v) the Participant shall have engaged in any willful misconduct resulting in or reasonably likely to result in a material loss to the Company or substantial damage to its reputation; or (vi) the Participant willfully breaches in any material respect any material provision of the Company’s Code of Conduct and, to the extent any such breach is curable, the Participant has failed to cure such breach within ten (10) days after written notice of the alleged breach is provided to the Participant.

(e) “Change in Control” shall be deemed to have occurred if: (i) any person (as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including any “group” as defined in Section 13(d)(3) thereof (a “Person”), but excluding the Company, any Affiliate, any employee benefit plan sponsored or maintained by the Company or any Affiliate (including any trustee of such plan acting as trustee), and any Person who owns 20% or more of the total number of votes that may be cast for the election of directors of the Company (the “Voting Shares”) as of the Effective Date, becomes the beneficial owner of 35% of the “Voting Shares”; (ii) the Company undergoes any merger, consolidation, reorganization, recapitalization or other similar business transaction, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more Affiliates, and immediately following such Transaction the shareholders of the Company immediately prior to the Transaction do not continue to own at least a majority of the voting power in the resulting entity; (iii) the persons who are the original members of the Board pursuant to the Plan of Reorganization (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of members of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors, either actually or by prior operation of this definition; or (iv) the shareholders of the Company approve a plan of liquidation or dissolution of the Company, or any such plan is actually implemented.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member. If no Committee has been appointed, or if the Committee has been disbanded, or if the Board makes a determination to assume any or all powers of the Committee, any reference herein shall be deemed to be a reference to the Board; provided, however that if the Board acts as the Committee, each member of the Board who is not a an independent member of the Board under the NASDAQ independence requirements shall recuse himself or herself from any such Board action, unless such action is for the purpose of granting awards hereunder to members of the Board who are independent members of the Board not employed by the Company and the Board determines to act as the full Board.

(h) “Company” means Loral Space & Communications Inc., a Delaware corporation.

(i) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(j) “Dividend Equivalents” shall have the meaning set forth in Section 9 hereof.

(k) “Effective Date” shall have the meaning set forth in Section 21 hereof.

(l) “Eligible Person” means each employee of the Company or of any Affiliate, including each such person who may also be a director of the Company, each non-employee director of the Company or an Affiliate, each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or an Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or an Affiliate. An employee on an approved leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate that the Participant (determined without regard to any transfer of an Award) is employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option, as determined under 6(b) hereof, or SAR, as determined under Section 7(a)(ii) hereof expires.

(p) “Fair Market Value” means on any date (A) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, (B) if the Stock is not listed on any national securities exchange but is traded in the over-the-counter market bulletin board or pink sheets on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported; provided, however, that for purposes of the Initial Option Grant, the Fair Market Value shall be the weighted average of the aggregate sale prices of the Stock reported for the ten trading days immediately preceding the grant date; and further provided, however, that if such definition of Fair Market Value for Options granted in connection with the Plan of Reorganization does not comply with the definition of fair market value for purposes of Section 409A of the Code or if such definition would give rise to variable accounting treatment of such Options, then Fair Market Value for such Options shall have the meaning attributable thereto in clauses (A) or (B) above, as applicable, or such other meaning which complies with Section 409A and does not give rise to variable accounting treatment. If the Stock is not listed on an exchange or traded in the over-the-counter market, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(q) “Good Reason” with respect to any Participant (A) shall have the meaning set forth in the current effective employment or consulting agreement between the Company or an Affiliate, as applicable, and the Participant or (B) in the event that there is no such employment or consulting agreement or if there is no such definition in any such employment or consulting agreement, shall mean, (i) the assignment to the Participant of any duties inconsistent in any substantial respect with the Participant’s position, authority or responsibilities to or with the Company or an Affiliate, as applicable, or any duties which are illegal or unethical or any diminution of any of the Participant’s significant duties; (ii) any reduction in base salary, or to the extent guaranteed by a contract with the Company or an Affiliate, as applicable, the Participant’s target annual bonus or any of the benefits provided for in any such contract to the extent such reduction is not permitted under the terms of any such contract; (iii) the relocation by the Company of the Participant’s primary place of employment with the Company to a location not within a thirty (30) mile radius of such place of employment as of the Effective Date; provided, however, that such relocation shall not be considered Good Reason if such location is closer to the Participant’s home than the Participant’s primary place of employment as of the Effective Date; (iv) any material breach of any employment or consulting agreement with the Participant by the Company, or an Affiliate, as appropriate; or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform any employment or consulting agreement with the Participant by any successor to all or substantially all of the assets of the Company.

(r) “Initial Option Grant” shall mean the automatic award of options under the Plan as set forth in Section 6(h).

(s) “Mature Shares” means (A) shares of Stock for which the Participant has good title, free and clear of all liens and encumbrances, and which the Participant either (i) has held for at least six months or (ii) has purchased on the open market or (B) such shares as determined by the Committee.

(t) “New Skynet” shall have the meaning ascribed thereto in the Plan of Reorganization.

(u) “New Skynet Sale Event” means a sale of all or substantially all of the common stock or assets of New Skynet.

(v) “New SS/L” shall have the meaning ascribed thereto in the Plan of Reorganization.

(w) “New SS/L Sale Event” means a sale of all or substantially all of the common stock or assets of New SS/L.

(x) “Option” means a conditional right, granted to a Participant under Section 6 hereof, to purchase Stock at a specified price during specified time periods.

(y) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 11 hereof.

(aa) “Participant” means an Eligible Person who has been granted an Award under the Plan which remains outstanding, or if applicable, such other person or entity who holds an outstanding Award.

(bb) “Plan” means this Loral Space & Communications Inc. 2005 Stock Incentive Plan.

(cc) “Plan of Reorganization” means the Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Loral Space & Communications Ltd., et al.

(dd) “Proprietary Information” with respect to any Participant means all confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential to the Company, or any of its Affiliates, and may be proprietary and are owned or used by the Company, or any of its Affiliates, including any and all of such enumerated items coming within the scope of the business of the Company, or any of its Affiliates, as to which the Participant may have access, whether conceived or developed by others or by the Participant, alone or with others, during the Participant’s period of service with the Company, and whether or not conceived or developed during regular working hours. However, Proprietary Information shall not include any records, data or information which are in the public domain during the Participant’s service with the Company or after the Participant’s service with the Company has terminated, provided the same are not in the public domain as a consequence of disclosure by the Participant.

(ee) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(ff) “Restricted Stock” means Stock granted to a Participant under Section 8 hereof, that is subject to certain restrictions and to a risk of forfeiture.

(gg) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(hh) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock on the Settlement Date.

(ii) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.

(jj) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(kk) “Section 409A” shall mean Section 409A of the Code and the rules and regulations promulgated thereunder, including Treasury Regulation 2005-1.

(ll) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(mm) “Senior Management Employee” means an employee of the Company designated by the Chief Executive Officer of the Company as a Senior Management Employee.

(nn) “Settlement Date” shall have the meaning set forth in Section 9 hereof.

(oo) “Stock” means the Company’s Common Stock, $.01 par value, and such other securities as may be substituted for Stock pursuant to Section 12 hereof.

(pp) “Stock Appreciation Right” or “SAR” means a conditional right granted to a Participant under Section 7 hereof.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. The Committee may delegate to officers or employees of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,972,452. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent shareholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to shareholder approval under then applicable rules of the principle stock exchange or automated quotation system on which the shares are then listed or designated for trading.

5. Eligibility; Limitations on Awards.

(a) Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.

(b) 162(m) Limitation. Subject to Section 12 relating to adjustments, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than 1,000,000 shares of Stock during any calendar year.

6. Options.

(a) General. Except as provided in the Initial Option Grant, Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. Except as provided in the Initial Option Grant, the term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. Except as provided in the Initial Option Grant, the exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the par value of a share of Stock.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options in immediately available funds in United States dollars, by certified or bank cashier’s check or, in the discretion of the Committee, (i) by surrender to the Company of Mature Shares held by the Participant; (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option exercise price; (iii) through a net exercise of the Options whereby the Participant instructs the Company to withhold that number of shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Options being exercised and deliver to the Participant the remainder of the shares subject to exercise or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(e) Vesting. Except as provided in the Initial Option Grant, Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates contained herein or otherwise set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee and except for Options that are specifically subject to automatic accelerated vesting upon termination of employment, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or an Affiliate and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires either on the Expiration Date or earlier following a termination of employment as set forth in the Option Agreement. Unless otherwise determined by the Committee, Options shall vest only as to full shares of Stock, rounded down to the nearest full share, except that the last tranche to vest with respect to any Option Award shall encompass the full number of shares subject to the Option Award.

(f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or as otherwise determined by the Committee.

(g) Termination of Employment or Service. Except as provided in the Initial Option Grant or as may otherwise be provided by the Committee in the Option Agreement other than with respect to the Initial Option Grant:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is three (3) months after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Holder. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Initial Option Grant. On the date that is thirty days following the Effective Date, the individuals listed on the schedule approved by the Board of Directors of Loral Space & Communications Ltd. to be granted Options pursuant to the Plan upon the Company’s emergence from bankruptcy (the “Approved List”) shall automatically be granted Options with respect to the number of shares listed across from each individuals name on the Approved List. The Options granted to those individuals identified as Senior Management on the Approved List shall have such terms and conditions as set forth in the Option Agreement for Senior Management, attached as Exhibit A to the Plan as in effect on November 21, 2005. The Options granted to those individuals identified as Non-Senior Management on the Approved List shall have such terms and conditions as set forth in the Option Agreement for Non-Senior Management, attached as Exhibit B to the Plan as in effect on November 21, 2005.

7. Stock Appreciation Rights.

(a) General. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise, or if necessary to conform to the requirements of 409A, on each vesting date thereof, the value of the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Term. The term of each SAR shall be set by the Committee at the time of grant; provided, however, that no SAR granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(iii) Grant Price. The grant price per share of Stock for each SAR shall be set by the Committee at the time of grant.

(iv) Other Terms. The Committee shall determine at the date of grant or thereafter: (A) the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements); (B) the method of exercise; (C) the method of settlement; (D) whether cash or Stock will be payable to the Participant upon exercise of the SAR; (E) the method by or forms in which Stock will be delivered or deemed to be delivered to Participants; (F) whether or not a SAR shall be alone, in tandem or in combination with any other Award; and (G) and any other terms and conditions of any SAR.

(b) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the applicable Award agreement:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the SARs shall cease, (2) any unvested SARs shall expire as of the date of such termination, and (3) any vested SAR shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the SARs shall cease, (B) any unvested SARs shall expire as of the date of such termination, and (C) any vested SARs shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Holder. In the event of a Participant’s death, the SARs shall remain exercisable by the person or persons to whom a Participant’s rights under the SARs pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the SARs were vested by such Participant at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all SARs (whether or not vested) shall immediately expire as of the date of such termination, and such Participant shall have no further rights with respect thereto.

8. Restricted Stock.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 8(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. The Committee shall determine whether or not dividends shall accrue on shares of Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account. A Participant’s Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant’s employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) at any time following such termination, and upon written notice to the Participant, the Company shall have the right to repurchase from the Participant any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is $0, such unvested shares of Restricted Stock shall be forfeited by the Participant for no consideration.

9. Restricted Stock Units

(a) General. Restricted Stock Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit grant is made, and the Company will not be required to set aside a fund for the payment of any such Award; provided, however, that for purposes of Section 4(a) hereof, a share of Stock shall be deemed awarded at the time of grant. The Committee shall determine whether or not dividends shall accrue on Restricted Stock Units. If the Committee so determines, recipients of Restricted Stock Units shall be entitled to an amount equal to the cash dividends paid by the Company upon one share of Stock for each Restricted Stock Unit then credited to such recipient’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, such Participant the Dividend Equivalents. A Participant’s Restricted Stock Unit Agreement may provide that Dividends Equivalents shall be subject to forfeiture to the same degree as the shares of Restricted Stock Units to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on Dividend Equivalents credited to a recipient’s account.

(b) Conditions of Grant. Restricted Stock Units awarded to any Eligible Person shall be subject to (i) forfeiture until the expiration of the restricted period, to the extent provided in the Restricted Stock Unit Agreement, and to the extent such Awards are forfeited, all rights of the recipient to such Awards shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Unit Award, such action is appropriate.

(c) Settlement of Restricted Stock Units. Upon a date or dates on or following the expiration of the restricted period as shall be determined by the Committee and set forth in a Participant’s Restricted Stock Unit Agreement (the “Settlement Date(s)”), unless earlier forfeited, the Company shall settle the Restricted Stock Unit by delivering (i) a number of shares of Stock equal to the number of Restricted Stock Units then vested and not otherwise forfeited, and (ii) if applicable, a number of shares of Stock having a value equal to any unpaid Dividend Equivalents accrued with respect to the Restricted Stock Units. The Company may, in the Committee’s sole discretion, settle a Restricted Stock Unit Award in (A) cash, (B) in the delivery of shares of Stock or other property, (C) partially in cash and partially in the delivery of shares of Stock and/or other property, or (D) partially in the delivery of shares of Stock and partially in the delivery of other property. A settlement in cash or other property shall be based on the value of the shares of Stock otherwise to be delivered on the Settlement Date.

(d) Creditor’s Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

(e) Termination of Employment or Service. Except as may otherwise be provided in by the Committee in the Restricted Stock Unit Agreement, if, prior to the time that the Restricted Stock Unit has vested, a Participant’s employment or service, as applicable, terminates for any reason, all Restricted Stock Units that have not vested on or prior the date of such termination shall be forfeited, and vested Restricted Stock Units shall be settled as soon as practicable following the date of such termination; provided, however, if such Participant’s employment or service, as applicable, was terminated by the Employer for Cause, all Restricted Stock Units, whether or not then vested, shall be forfeited, and such Participant shall have no further rights with respect thereto.

10. Bonus Stock and Awards in Lieu of Obligations.

The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary of the Company under the Plan or under other plans or compensatory arrangements, subject to such terms and conditions as shall be determined by the Committee.

11. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

12. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. In the event of any change in the outstanding Stock or in the capital structure of the Company by reason of stock dividends or extraordinary dividends payable in cash or any other form of consideration, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization or any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, the Committee shall make such substitution or adjustment, if any, as is equitable and proportional (as determined by the Committee in good faith), as to (i) the number and/or kind of Stock or other securities issued or reserved for issuance (including the maximum number and/or kind of Stock or other securities with respect to which one person may be granted Options or SARs in any given year) pursuant to the Plan or any outstanding Award, and/or (ii) the exercise price of any Option or SAR. Absent manifest error, any adjustment shall be conclusively determined by the Committee; provided, in each case, the fair value of the Award immediately following any such adjustment shall be equal to the fair value of the Award immediately prior to such adjustment.

(b) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

13. Change in Control

(a) Change in Control of the Company. In the event of a Change in Control all outstanding Awards shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement. In the event of a Change in Control, it will not be a violation of Section 19 hereunder for the Committee to cancel any or all outstanding Awards in exchange for a cash payment to each Award holder having a value equal to the value of each such Award at the time of such Change in Control. Furthermore, it will not be a violation of Section 19 hereunder for the Committee to cancel, without any such payment, any or all outstanding Awards having no value at the time of such Change in Control.

(b) New Skynet or New SS/L Sale Event/Subsidiary Employees. In the event of a New Skynet Sale Event, all outstanding Awards held by employees or service providers of New Skynet shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement. In the event of a New SS/L Sale Event, all outstanding Awards held by employees or service providers of New SS/L shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement. Moreover, notwithstanding any limits on the exercisability of any Option following a Participant’s termination of employment with New Skynet or New SS/L, as applicable, as set forth in any Option Agreement, Options held by employees or service providers of New Skynet or New SS/L, as applicable, shall remain exercisable for the shorter of (i) one year following the New Skynet Sale Event or New SS/L Sale Event, as applicable or (ii) the remaining term of the Option as set forth in the Option Agreement.

(c) New Skynet or New SS/L Sale Event/Corporate Headquarters Employees. In the event of a New Skynet Sale Event or a New SS/L Sale Event, (i) 50% of all outstanding unvested Awards held by employees of the Company assigned to the Company’s corporate headquarters shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement if the New Skynet Sale Event or a New SS/L Sale Event occurs on or prior to the first anniversary of the Effective Date, or (ii) one-third of all outstanding unvested Awards held by employees of the Company assigned to the Company’s corporate headquarters shall become immediately vested and exercisable, the restrictions thereon shall lapse and all such Awards shall become immediately payable or subject to settlement if the New Skynet Sale Event or a New SS/L Sale Event occurs after the first anniversary but on or prior to the second anniversary of the Effective Date.

(d) Change in Control under Section 409A. Notwithstanding anything herein to the contrary, to the extent that any Award hereunder, either in whole or in part, is deemed to provide for the deferral of compensation within the meaning of Section 409A, there shall be no distribution of any such deferred compensation on account of a Change in Control, a New Skynet Sale Event or a New SS/L Sale Event unless such event also constitutes a “Change in Control Event” within the meaning of Section 409A or such distribution is otherwise allowable under Section 409A.

14. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

15. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

16. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

17. Compliance With Laws.

The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18. Withholding Obligations.

As a condition to the exercise or vesting, as applicable, of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award.

19. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 12 hereof, or, which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.

(b) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(c) Amendment of Stock Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

20. Termination or Suspension of the Plan.

The Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board and no Awards may be granted under the Plan after it is terminated; provided, however, that the Plan shall continue to be administered with respect to outstanding Awards until all such Awards have been fully exercised or otherwise expire by their terms.

21. Effective Date of the Plan.

The Plan shall become effective as of the effective date of the Plan of Reorganization.

22. Miscellaneous.

(a) Awards to Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 22(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Any beneficiary of the Participant receiving an Award hereunder shall remain subject to the terms of the Plan and the applicable Award agreement.

(e) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(f) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(g) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(h) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(i) Section 409A Compliance. To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Agreement to comply with the standards for nonqualified deferred compensation established by 409A (the “409A Standards”). To the extent that any terms of the Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards. The Company reserves the right to amend Awards granted hereunder to cause such Awards to comply with or be exempt from Section 409A.